UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2017

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 26, 2017, Vishay Precision Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain letter agreement (the “Letter Agreement”), dated as of March 24, 2017, with Nokomis Capital, L.L.C. (“Nokomis”), providing for, among other things, the appointment of Wesley Cummins, an analyst at Nokomis, and Bruce A. Lerner (collectively, the “New Directors”) to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2018 annual meeting. The New Directors will be eligible to receive compensation in accordance with the Company’s director compensation policy as described under Item 5.02 below. As of the date of the Agreement, Nokomis owned approximately 14.7% of the Company’s outstanding capital stock (15.9% of the Company’s outstanding common stock).

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, and in accordance with the Amendment described above, the Board appointed Wesley Cummins and Bruce A. Lerner as members of the Board, effective immediately. The New Directors’ initial terms will expire at the annual meeting of stockholders in 2018.

The New Directors’ annual compensation will be consistent with the terms of the Company’s 2017 Non-Executive Director Compensation Plan (the “Plan”), which provides for (i) an annual cash retainer of $35,000 for all non-executive directors (other than the Chairman), payable in quarterly installments in advance, and (ii) an annual grant of restricted stock units with a fair market value equal to $55,000, which grant vests on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the next Annual Meeting of Stockholders of the Company. These components of compensation are subject to pro-ration in accordance with the Plan, and accordingly, on July 26, 2017, the Company (i) granted to each New Director restricted stock units of the Company with a grant date fair value of approximately $46,200, which represents a pro-rated portion of the annual equity grant made to non-executive directors pursuant to the Plan, and which will vest, subject to the New Directors’ continued service, on the date of the next Annual Meeting of Stockholders of the Company; and (ii) paid a cash retainer of $2,885, which represents a pro-rated portion of the quarterly installment of the annual cash retainer pursuant to the Plan.

Each of the New Directors entered into an indemnification agreement with the Company effective July 26, 2017, substantially in the form of the indemnification agreement entered into between the Company and its other directors and executive officers.

Except for the Amendment and the Letter Agreement, there is no arrangement or understanding between the New Directors and any other persons pursuant to which the New Directors were selected as directors. There are no related party transactions involving either New Director that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 27, 2017, the Company issued a press release announcing the appointment of the New Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment, dated July 26, 2017, to that certain letter agreement, dated March 24, 2017, by and among Vishay Precision Group, Inc. and Nokomis Capital, L.L.C.
99.1	Press release, dated July 27, 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: July 27, 2017	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated July 26, 2017, to that certain letter agreement, dated March 24, 2017, by and among Vishay Precision Group, Inc. and Nokomis Capital, L.L.C.
99.1	Press release, dated July 27, 2017.